                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                     UNITED AMERICAN HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                     UNITED AMERICAN HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

LOGO









                                                                October 30, 2000

Dear Shareholder:

         You are cordially invited to United American Healthcare Corporation's 2000 Annual Meeting of Shareholders. This year's meeting will be held at the Atheneum Suite Hotel, 1000 Brush Avenue, Detroit, Michigan on Wednesday, November 15, 2000 at 10:30 a.m. (EST).

         The formal notice of the meeting follows on the next page. Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card, and the Company's 2000 Annual Report.

         Your vote is important, regardless of the number of shares you hold. Whether you plan to attend the meeting or not, you are urged to sign, date and mail the enclosed proxy card as soon as possible in the envelope provided. This will not prevent you from voting your shares in person at the meeting before voting closes, if you wish to do so.

         We look forward to seeing you on November 15, 2000.

                                           Sincerely,



                                           Gregory H. Moses, Jr.
                                           President and Chief Executive Officer

LOGO






                               NOTICE OF THE 2000
                         ANNUAL MEETING OF SHAREHOLDERS


         The Annual Meeting of Shareholders of United American Healthcare Corporation will be held on Wednesday, November 15, 2000 at 10:30 a.m., Eastern Standard Time, at the ATHENEUM SUITE HOTEL, 1000 BRUSH AVENUE, DETROIT, MICHIGAN, for the following purposes:

         (1)      to elect four Directors;

         (2) to vote on the ratification of the appointment of KPMG LLP as our independent auditors for the 2001 fiscal year; and

         (3) to transact such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on October 6, 2000 will be entitled to vote at the Annual Meeting.

         Whether or not you plan to attend the meeting, we urge you to vote your shares by signing, dating and mailing the enclosed proxy card in the envelope provided.


                                          By Order of the Board of Directors



                                          Anita C. R. Gorham, Secretary

October 30, 2000

                     UNITED AMERICAN HEALTHCARE CORPORATION
                     1155 BREWERY PARK BOULEVARD, SUITE 200
                             DETROIT, MICHIGAN 48207

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held November 15, 2000

GENERAL INFORMATION

     This proxy statement contains information related to the Annual Meeting of Shareholders of United American Healthcare Corporation (the "Company") to be held at the Atheneum Suite Hotel, 1000 Brush Avenue, Detroit, Michigan, on Wednesday, November 15, 2000, at 10:30 a.m., Eastern Standard Time. The approximate mailing date for this proxy statement and the proxy is October 30, 2000.

     At the Company's Annual Meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the election of four Directors and ratification of the appointment of independent auditors. Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the meeting by others. However, if other matters properly come before the meeting it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

     It is important that your shares be represented at the meeting. If it is impossible for you to attend, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. The shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of record of shares of no par value common stock of the Company ("Common Stock") at the close of business on October 6, 2000 are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. On such record date, the Company had issued and outstanding 6,779,128 shares of Common Stock.

     Based on information filed with the Securities and Exchange Commission ("SEC"), or otherwise provided to the Company, as of September 15, 2000, Richard
M. Brown, D.O., 27774 Franklin Road, Southfield, Michigan 48034, beneficially owns 411,727 shares (6.1%) of the Company's outstanding Common Stock. Management does not know of any other person who, at October 6, 2000, beneficially owns more than 5% of the Company's Common Stock.

     The shareholder votes cast for all items considered at the meeting will be calculated by an officer of Computershare Investor Services, L.L.C., the Company's Registrar and Transfer Agent, as the Board-designated Inspector of Election. The Inspector of Election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, determine the result, and do such acts as are proper to conduct the election. Abstentions will not be counted either for or against any action for which cast.

                            I. ELECTION OF DIRECTORS


         The Board of Directors proposes that William B. Fitzgerald, Darrel W. Francis, Tom A. Goss and Emmett S. Moten, Jr., be elected as Directors of the Company, to hold office until the Annual Meeting of Shareholders in 2003 or until their successors are elected and qualified. The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the nominees named above, unless such proxies are marked to the contrary. The four nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast. In case any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders.

         The following information is furnished with respect to each nominee for election as a Director, each person whose term of office as a Director will continue after the meeting and each executive officer of the Company as of June 30, 2000 named in the Summary Compensation Table herein. In general, "beneficial ownership" includes those shares a Director or executive officer has the power to vote, or the power to transfer. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.









                 [balance of this page intentionally left blank]

                                                                                                          PERCENTAGE OF
                                                                                         SHARES            TOTAL COMMON
                                                                                       OF COMMON           STOCK OF THE
                                                                                         STOCK               COMPANY
                                              POSITIONS AND OFFICES                   BENEFICIALLY         BENEFICIALLY     TERM
  NAME (AND IF APPLICABLE,                  WITH THE COMPANY AND OTHER                OWNED AS OF          OWNED AS OF       TO
YEAR FIRST BECAME A DIRECTOR)     AGE         PRINCIPAL OCCUPATIONS                  SEPT. 15, 2000       SEPT. 15, 2000   EXPIRE
---------------------------------------------------------------------------------------------------------------------------------
                               NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM
                        ---------------------------------------------------------------------

William B. Fitzgerald (1997)......58    Second Vice Chairman of the Board
                                        of Directors of the Company; Principal
                                        of Fund Administration Services; Of Counsel
                                        to the law firm of Timmis & Inman ..........    58,346 (1)              *            2003
Darrel W. Francis (1998)..........47    President of Metropolitan Facility Resources;
                                        President of Ice Blast Mid-West, Inc.;
                                        President of Precision Industrial Service....   50,000 (1)              *            2003
Tom A. Goss (2000) ...............54    Chief Executive Officer and Member of
                                        the Management Committee of GR Beyster
                                        Lumber LLC; Partner/Advisor of
                                        The Goss Group, Inc. ........................        0                  *            2003
Emmett S. Moten, Jr. (1988)       56    President of Moten Associates................   25,000 (1)              *            2003

                                            DIRECTORS CONTINUING IN OFFICE
                        ---------------------------------------------------------------------

William C. Brooks (1997)..........67    Chairman of the Board of Directors of
                                        the Company; Chairman of the Brooks
                                        Group International..........................  110,000 (1)           1.6%            2002
Julius V. Combs, M.D. (1983)......69    Chairman of the Board and President
                                        of National Healthcare Scholars
                                        Foundation ..................................  213,279 (1) (2) (3)   3.2%            2002
Pearl M. Holforty (1998)..........71    President and Chief Executive Officer of
                                        Liberty BIDCO Investment Corporation ........   30,000 (1)              *            2002
Gregory H. Moses, Jr. (1998)......66    President and Chief Executive Officer of
                                        the Company; President and Chief
                                        Executive Officer of OmniCare Health
                                        Plan, of Michigan; President of OmniCare
                                        Health Plan, Inc., of Tennessee .............  130,000 (1) (2)       1.9%            2002
Anita C. R. Gorham (1984).........59    Secretary of the Company; Associate
                                        Director of Education and Professional
                                        Development and faculty member at
                                        Central Michigan University..................   48,436 (1) (2)         *             2001
Harcourt G. Harris, M.D. (1985)...72    First Vice Chairman of the Board of
                                        Directors of the Company; Chairman
                                        of the Board of Directors of OmniCare
                                        Health Plan, of Michigan.....................   64,407 (1) (2)         *             2001
Ronald M. Horwitz, Ph.D. (1997)...62    Professor of Finance at Oakland
                                        University; Principal of Ronald M.
                                        Horwitz and Assoc., financial
                                        consultants..................................   25,500 (1) (2)         *             2001
Linda A. Watters (2000) ..........47    President and Chief Executive Officer of
                                        Detroit Commerce Bank........................        0                 *             2001

                                             OTHER EXECUTIVE OFFICERS
                        ---------------------------------------------------------------------

William C. Sharp, M.D. ...........51    Health Care Quality Consultant of OmniCare
                                        Health Plan, of Michigan (4).................    7,100 (1)             *
Osbie Howard......................57    Senior Vice President of United American
                                        of Tennessee, Inc; Executive Director of
                                        OmniCare Health Plan, Inc., of Tennessee.....   12,300 (1)             *
Gloria J. Larkins.................44    Chief Operating Officer of OmniCare
                                        Health Plan, of Michigan.....................    1,000 (1)             *
James A. Lee III..................44    Vice President, Commercial Operations of
                                        OmniCare Health Plan, of Michigan............    1,000 (1)             *

All Directors and executive officers as a group (17 persons) (5).....................  776,368 (1)          11.5%

----------------------
*      Less than 1%

(1) Includes the following number of shares of Common Stock which the individual has the right to acquire pursuant to stock options that are exercisable currently or become exercisable within 60 days after September 15, 2000: Mr. Brooks, 100,000 shares; Mr. Moses, 125,000 shares; Dr. Combs, Ms. Holforty, Ms. Gorham, Dr. Harris, Dr. Horwitz, Mr. Francis, Mr. Fitzgerald and Mr. Moten, 25,000 shares each; and Dr. Sharp, Mr. Howard and Ms. Larkins, 1,000 shares each.
(2) Includes shares of Common Stock with respect to which the following Directors share voting and investment power with others: Dr.

     Footnotes continued:
     Combs, 182,853 shares; Mr. Moses, 5,000 shares; Ms. Gorham,
     23,436 shares; Dr. Harris, 14,047 shares; and Dr. Horwitz, 500 shares.
(3) Includes 5,426 shares of Common Stock held in trust for the benefit of relatives as to which Dr. Combs disclaims any beneficial interest.
(4) This is Dr. Sharp's current position. He was Senior Vice President, Medical Services of the Company as of June 30, 2000.
(5) Includes William E Jackson, II, age 44, who joined the Company as Chief Financial Officer on August 8, 2000. Mr. Jackson filed a personal bankruptcy petition under the Federal bankruptcy law in September 1998, which was approved in January 1999.

OTHER INFORMATION RELATING TO NOMINEES AND DIRECTORS

         Following each Director's name and the year in which she or he became a Director is a brief account of the business experience of each nominee and Director of the Company during the past five years.

WILLIAM C. BROOKS (1997)

         William C. Brooks has served the Company as a Director since 1997, and as Chairman of the Board of Directors since January 1998. He has been Chairman of the Brooks Group International, a holding company involved in human resources and economic development, since January 1998. Mr. Brooks retired as a Vice President of General Motors Corporation in 1997. He is a retired Air Force Officer, and was Assistant Secretary of the U.S. Department of Labor from July 1989 to December 1990. He is a Director of Louisiana-Pacific, DTE Energy and Detroit Edison, Sigma Associates, Complete Business Solutions and Lason, Inc.

GREGORY H. MOSES, JR. (1998)

         Gregory H. Moses, Jr. has served as President and Chief Operating Officer of the Company since May 11, 1998 and as its Chief Executive Officer since August 6, 1998. Mr. Moses also has served as President and Chief Executive Officer of OmniCare Health Plan (formerly known as Michigan Health Maintenance Organization Plans, Inc., "OmniCare-MI"), one of the Company's managed HMOs, since May 11, 1998. In addition, he is President of OmniCare Health Plan, Inc., of Tennessee ("OmniCare-TN"), another of the Company's managed HMOs. From October 1996 to May 11, 1998, he was Chief Financial Officer of UltiMed, a health maintenance organization in Michigan. Previously, he was retired from Coopers & Lybrand, where he had been a partner from 1974 until October 1994, including serving as partner-in-charge of its Healthcare Consulting Group in New York and New Jersey for ten years and chairman of its National Healthcare Consulting Group for five years.

JULIUS V. COMBS, M.D.  (1983)

         Julius V. Combs, M.D. served since the Company's inception in 1983 as its Chairman of the Board of Directors until January 12, 1998, and its Chief Executive Officer until his retirement on August 6, 1998. Dr. Combs is Chairman Emeritus of the Board of Trustees of OmniCare-MI, and Chairman of the Board and President of National Healthcare Scholars Foundation.

WILLIAM B. FITZGERALD (1997)

         William B. Fitzgerald is Second Vice Chairman of the Board of Directors of the Company. He also is Vice Chairman of the Board of Trustees of OmniCare-MI, one of the Company's managed HMOs. He has been a Principal and Chief Executive Officer of Fund Administration Services in Grosse Pointe Farms, Michigan, providing management and consulting services to self-funded insurance programs, since 1989. An attorney since 1968, Mr. Fitzgerald has been Of Counsel to the law firm of Timmis & Inman in Detroit, Michigan, since 1990. He also is a Special Assistant Attorney General of the State of Michigan.

DARREL W. FRANCIS (1998)

         Darrel W. Francis has been President of Metropolitan Facility Resources, an office furniture sales and design company, since January 1997. He has been the President and Chairman of the Board of Directors of Ice Blast Mid-West, Inc., an industrial cleaning company, since December 1996, and President of Precision Industrial Service, a floor covering installation company, since June 1999. From January 1996 to October 1998, he was President of Advantage Pavilion, Inc., an office furniture sales and design company. From 1989 to October 1996, Mr. Francis was General Manager of the United States, Canada and South Africa dealer network of Milcare, Inc., a subsidiary of Herman Miller, Inc., which manufactures hospital furniture systems for pharmacies, patient rooms and laboratories.

ANITA C. R. GORHAM (1984)

         Anita C. R. Gorham has been the Company's Secretary since 1984. Ms. Gorham is a member of the Board of Trustees of OmniCare-MI, one of the Company's managed HMOs. She has been employed since 1987 by Central Michigan University, currently as Associate Director of Education and Professional Development and a faculty member, and previously as Academic Advisor and Regional Manager for Academic Services. Ms. Gorham also is a faculty member at Davenport University, previously Detroit College of Business.

TOM A. GOSS (2000)

         Tom A. Goss has been Chairman and a member of the Management Committee of GR Beyster Lumber LLC, a millwork and lumber company that custom builds and distributes a variety of forestry products, since July 2000. He has been a Partner/Advisor of The Goss Group, Inc., an insurance products and services company, since March 1997. He also served as Director of Athletics for The University of Michigan from September 1997 to April 2000. Prior thereto, he had been President and Chief Operating Officer of PIA Merchandising, Inc., a national retail merchandising company, since 1993. From 1986 to 1993, Mr. Goss held various executive positions with National Beverage Corp. and Faygo Beverages.

HARCOURT G. HARRIS, M.D. (1985)

         Harcourt G. Harris, M.D., is First Vice Chairman of the Board of Directors of the Company. He also has been Chairman of the Board of Trustees of OmniCare-MI, one of the Company's managed HMOs, since December 1992. Dr. Harris, now retired, was in the private practice of medicine for thirty years, specializing in internal medicine.

PEARL M. HOLFORTY, C.P.A. (1998)

         Pearl M. Holforty, C.P.A., has served as President and Chief Executive Officer of Liberty BIDCO Investment Corporation since its inception in 1989. Liberty BIDCO is a privately-owned, non-bank financial institution which invests subordinated debt or equity in small business. From 1970 to 1977, Ms. Holforty was an accountant with Plante & Moran LLP and a partner in that firm from 1977 to 1991. She is a director of Auto Club Trust, FSB, a federal savings bank.

RONALD M. HORWITZ, PH.D. (1997)

         Ronald M. Horwitz, Ph.D., has been a Professor of Finance at Oakland University since 1991, where he also served as Acting Vice President for Academic Affairs in 1992-93 and as Dean of the School of Business Administration from 1979 to 1990. Dr. Horwitz also is the Principal of Ronald M. Horwitz and Assoc., Financial Consultants.

EMMETT S. MOTEN, JR. (1988)

         Emmett S. Moten, Jr. has been the President of Moten Associates, a real estate development firm, since October 1996. From July 1988 to October 1996, he was Vice President of Development for Little Caesar Enterprises, Inc., a national fast food franchise company. Prior to assuming that position, Mr. Moten was Director of the Community & Economic Development Department of the City of Detroit for almost ten years.

LINDA A. WATTERS (2000)

         Linda A. Watters has been President and Chief Executive Officer of Detroit Commerce Bank since July 1998. She was a Vice President and Relationship Manager at Michigan National Bank from July 1996 to July 1998. From 1988 to 1996, she held a number of positions at Comerica Bank, first as a Loan Analyst and ultimately as a Vice President in the Corporate Banking Division. From 1980 to 1987, Ms. Watters worked in finance and marketing for General Motors Corporation. She also is a Director of Detroit Commerce Bank, which bank is an affiliate of Capitol Bancorp Ltd.

         During the fiscal year ended June 30, 2000, the Company's Board of Directors held five meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee. The Bylaws of the Company require that the members of the Audit Committee all be "independent directors" (as defined in the Company's Articles of Incorporation). The current members of the Audit Committee are Darrel W. Francis (Chairman), William B. Fitzgerald, Pearl M. Holforty, Dr. Ronald M. Horwitz and Emmett S. Moten, Jr.; in addition, William C. Brooks, Chairman of the Board of the Company, is an ex officio member of the Audit Committee. During fiscal year 2000, the Audit Committee held five meetings. The duties of the Audit Committee are to recommend to the Board of Directors certified public accountants to conduct audits of the accounts and affairs of the Company, to review accounting objectives and procedures of the Company and findings and reports of the independent certified public accountants, and to make such reports and recommendations to the Board of Directors as it deems appropriate.

         The Company has a standing Finance, Investment and Planning Committee. The current members of the Finance, Investment and Planning Committee are William B. Fitzgerald (Chairman), William C. Brooks, Darrel W. Francis, Pearl M. Holforty, Dr. Ronald M. Horwitz, Gregory H. Moses, Jr. and Emmett S. Moton, Jr. During fiscal year 2000, the Finance, Investment and Planning Committee held twelve meetings. The duties of the Finance, Investment and Planning Committee are to make recommendations to the Board of Directors on financial matters, short and long term investments and business planning matters.

         The Company has a standing Compensation Committee. The current members of the Compensation Committee are Anita C. R. Gorham (Chairwoman), William B. Fitzgerald, Dr. Harcourt G. Harris and Emmett S. Moten, Jr.; in addition, William C. Brooks, Chairman of the Board of the Company, and Gregory H. Moses, Jr., President and Chief Executive Officer of the Company, are ex officio members of the Compensation Committee. During fiscal year 2000, the Compensation Committee held five meetings. The duties of the Compensation Committee are to make recommendations to the Board of Directors relating to the overall compensation arrangements for officers and staff of the Company, to make recommendations to the Board of Directors pertaining to any compensation plans in which officers and Directors of the Company are eligible to participate, and to grant options under the Company's 1998 Stock Option Plan.

         The Company has a standing Nominating Committee. The current members of the Nominating Committee are Dr. Harcourt G. Harris (Chairman), Dr. Julius V. Combs, Darrel W. Francis, Anita C. R. Gorham and Pearl M. Holforty; in addition, William C. Brooks, Chairman of the Board of the Company, and Gregory H. Moses, Jr., President and Chief Executive Officer of the Company, are ex officio members of the Nominating Committee. During fiscal year 2000, the Nominating Committee held two meetings. The duties of the Nominating Committee are to present to the Board of Directors, whenever vacancies occur or terms are expected to expire, names of individuals who would make suitable Directors of the Company and to advise appropriate officers of the Company on matters relating to the organization of the Board of Directors.

         The Company established a standing Business Development Committee during fiscal 2000. The current members of the Business Development Committee are Darrel W. Francis (Chairman), William C. Brooks, William B. Fitzgerald, Tom
A. Goss, Dr. Harcourt G. Harris, Gregory H. Moses, Jr. and Emmett S. Moten, Jr. The Business Development Committee held one meeting during fiscal 2000.

         The Company previously had a standing Executive Committee, which the Board of Directors eliminated in August 1999. The Executive Committee did not meet in fiscal year 2000.

         The Company also previously had an Executive Compensation Committee, which the Board of Directors eliminated in August 1999, transferring its duties to the standing Compensation Committee. The Executive Compensation Committee did not meet in fiscal year 2000.

         Mr. Goss and Ms. Watters were first elected to the Board in fiscal 2001 (on July 7, 2000) and are therefore disregarded for purposes of this paragraph. With respect to the other ten Directors: all attended all or one less than all of the five Board meetings held during fiscal 2000; and all except Dr. Combs, Mr. Francis and Mr. Moten attended at least 75% of the combined number of meetings held during fiscal year 2000 by the Board and each

Committee of which she or he was then a member.

COMPENSATION OF DIRECTORS

         Directors who are employees of the Company receive no fees for their services as a Director or as a Committee member. Each of the Directors who is not an employee of the Company receives $300 for each Board of Directors meeting and each Board committee meeting attended. In addition, each non-employee Director receives an annual stipend of $24,000 as compensation for Director services. The Chairman of the Board of Directors additionally receives an annual stipend of $24,000 for services in such office and an annual automobile allowance of $8,400. Directors are also entitled to reimbursement for reasonable out-of-pocket expenses incurred in providing services to the Company in their capacities as Directors.

SUMMARY COMPENSATION TABLE

         The following table sets forth information for each of the fiscal years ended June 30, 2000, 1999 and 1998 concerning the compensation of the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers as of June 30, 2000 (collectively, the "named Executive Officers") whose annual salary and bonus exceeded $100,000.

           NAME AND                                                                                 ALL OTHER
        PRINCIPAL POSITION                           YEAR         SALARY ($)   BONUS ($)  COMPENSATION ($) (1)
--------------------------------------------------------------------------------------------------------------
GREGORY H. MOSES, JR. (2) . . . . . . . . . . . .    2000         271,154      100,000                     200
Chief Executive Officer, President                   1999         225,000      100,000                      --
and Chief Operating Officer                          1998          30,288           --                      --

WILLIAM C. SHARP, M.D.  . . . . . . . . . . . . .    2000         196,051           --                     619
Senior Vice President, Medical Services              1999         195,262           --                     800
                                                     1998         196,586           --                   7,500

OSBIE HOWARD . . . . . . . . . . . . . . . . . .     2000         161,666       30,000                     619
Senior Vice President of                             1999         150,022       30,000                     800
United American of Tennessee, Inc.                   1998         152,223           --                   4,146

JAMES A. LEE III (3) . . . . . . . . . . . . . .     2000         146,205           --                     619
Vice President, Commercial Operations of             1999 (4)          --           --                      --
OmniCare-MI                                          1998 (4)          --           --                      --

GLORIA J. LARKINS (5) . . . . . . . . . . . . . .    2000         127,435           --                     619
Chief Operating Officer of                           1999         120,000           --                      --
OmniCare-MI                                          1998 (6)          --           --                      --

---------------------
(1) This column represents the Company's annual contribution to the 401(k) Savings Plan. For the years set forth in the table, none of the named Executive Officers had any long-term compensation (including restricted stock awards and LTIP payouts). Stock options granted during fiscal year 2000 are shown in the stock option table on the next page.

(2) Mr. Moses joined the Company as President and Chief Operating Officer on May 11, 1998, and became Chief Executive Officer effective August 6, 1998.

(3) Mr. Lee joined the Company on January 7, 1999 and became Vice President, Commercial Operations of OmniCare-MI on November 15, 1999.

(4)  Not an executive officer prior to fiscal year 2000.

(5) Ms. Larkins joined the Company December 15, 1997 and became Chief Operating Officer of OmniCare-MI on July 1, 1998.

(6)  Not an executive officer prior to fiscal year 1999.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table shows information on stock options granted to the named Executive Officers in fiscal year 2000.

                                                  % OF TOTAL
                                NUMBER OF       OPTIONS GRANTED                                      GRANT DATE
                              COMMON SHARES     TO EMPLOYEES IN   EXERCISE PRICE                      PRESENT
                                UNDERLYING     FISCAL YEAR 2000   ($/SHARE) (2)    EXPIRATION          VALUE
           NAME              OPTIONS GRANTED          (%)                           DATE (3)            ($)
====================================================================================================================
Gloria J. Larkins               4,000 (1)            50.0             1.1875        11/15/09         3,560 (4)
James A. Lee III                4,000 (1)            50.0             1.1875        11/15/09         3,560 (4)

-------------
(1) These options vest in four equal installments on the first four anniversaries of the grant date.
(2) All exercise prices equal the closing price of the Company's Common Stock on the grant date.
(3)  All options expire 10 years after the grant date.
(4) $0.89 per share valuation using the Black-Scholes pricing model based on these assumptions: (A) expected volatility: 67.09%; (B) risk-free interest rate: 6.00%; (C) dividend yield: 0%; (D) time of exercise: immediately preceding expiration date.

         No Executive Officers exercised any stock options during the last fiscal year.

EMPLOYMENT AGREEMENT

         On May 11, 1998, the Company entered into an employment agreement with Mr. Moses (the "Employment Agreement"), which expires on May 11, 2001 unless terminated at any time with or without cause (i) by the Company, upon written notice to Mr. Moses, or (ii) by Mr. Moses, upon three months' prior written notice to the Company. The Employment Agreement provides that Mr. Moses shall have the titles and perform the duties of President and Chief Operating Officer of the Company, and Chief Executive Officer commencing not later than August 6, 1998, plus such additional titles and duties as the Board of Directors may prescribe from time to time.

         Under the Employment Agreement, Mr. Moses receives an annual base salary of $225,000, plus an annual bonus to be based upon reasonable performance criteria selected in the discretion of the Board of Directors of the Company; provided, that his first bonus period ends December 31, 1998 and his bonus for such period shall be $100,000, based upon achievement of reasonable performance criteria mutually agreed upon by the Board of Directors of the Company and Mr. Moses. He also receives generally the same fringe benefits provided by the Company to its other senior executives. To induce Mr. Moses to enter into the Employment Agreement, additionally, the Company granted him a nonqualified stock option to purchase 100,000 shares of its Common Stock. Such option (i) was granted under the Employment Agreement (and not pursuant to any plan) on May 11, 1998, at an option price of $1.38 per share, (ii) is exercisable on or after May 11, 1999 for up to 77,000 shares, and in full commencing May 11, 2000, until the earlier of May 11, 2003 or the date the Company terminates the Employment Agreement for cause (as defined in the agreement), and (iii) has customary anti-dilution adjustment provisions.

         Under the Employment Agreement, if the Company terminates Mr. Moses's employment without cause (as defined in the agreement) or he terminates the Employment Agreement for cause (described below), he will (i) continue to receive his base salary for 18 months after the termination date, (ii) receive his bonus, prorated to the termination date, and (iii) continue to receive agreed fringe benefits until the earlier of 18 months after the termination date or his commencement of new employment or his receipt of an offer of comparable new employment which he does not accept. The Employment Agreement provides that any termination by Mr. Moses of his performance shall be "for cause" in the event (a) there is a change of control or ownership (as defined in the agreement) of the Company or of OmniCare-MI, (b) his duties are materially changed without his consent or (c) the Company relocates its principal office more than 45 miles from its present location.

         In the event Mr. Moses terminates his employment without cause, or the Company terminates his employment for cause, he will receive his salary, bonus and fringe benefits accrued to the termination date. For this purpose, his annual bonus shall be deemed accrued as if he had remained employed for an entire year, prorated to the termination date.

         In the event Mr. Moses's employment is terminated by death, his estate will receive the net salary and any other payments owed to him for work performed to his date of death.

         Mr. Moses has agreed that for one year after the date of termination of the Employment Agreement, he will not engage in any business competitive with the business of the Company in any geographic area served by the Company at such termination date, including specific non-competition covenants with respect to selling or promoting, directly or indirectly, certain products or services.

STOCK OPTION PLANS; EMPLOYEE STOCK PURCHASE PLAN

         The Company has a 1998 Stock Option Plan (the "Plan"), under which stock options (Nonqualified Options and Incentive Options, as defined in the Plan) may be granted to officers, Directors and key employees of the Company or its subsidiaries. The maximum number of shares of common stock which may be issued pursuant to stock options under the Plan is 500,000, and no Participant can receive stock options for more than 300,000 shares over the term of the Plan.

         The Plan is administered by a committee (the "Committee") specified by the Board of Directors, currently its Compensation Committee. The selection of persons who are eligible to participate in the Plan and grants to those individuals are determined by the Committee, in its sole discretion. The only established criterion to determine eligibility under the Plan is that individuals must be officers, Directors or key employees of the Company or any Subsidiary (as defined in the Plan) who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Company or any Subsidiary.

         An Incentive Option granted under the Plan must have an exercise price not less than 100% of the fair market value of the shares on the date such option is granted. For an Incentive Option granted to a Participant who owns more than 10% of the total combined voting stock of the Company or of any parent or subsidiary of the Company, the exercise price must be at least 110% of the fair market value of the shares on the date such option is granted. A Nonqualified Option granted under the Plan must have an exercise price not less than 75% of the fair market value of the shares on the date such option is granted. Each stock option granted under the Plan must expire not more than ten years after the date of the grant; and an Incentive Option granted to an individual who, at the time of the grant, owns more than 10% of the total combined voting stock of all classes of stock of the Company or of any parent or Subsidiary must expire not more than five years after the date of the grant.

         The Company's Employee Stock Purchase Plan ("ESPP"), which became effective October 1996, enables all eligible employees of the Company to subscribe for shares of Common Stock on an annual offering date at a purchase price which is the lesser of 85% of the fair market value of the shares on the first day or the last day of the annual period. There were no employee contributions to the ESPP for fiscal year 2000. 200,000 common shares were reserved for issuance under the ESPP.

         The Company has not granted any Stock Appreciation Rights, and it did not grant any stock options or any awards under a long-term incentive plan during fiscal year 2000. The Company on November 10, 1999 granted certain stock options under the Plan.

401(K) SAVINGS PLAN

         The Company sponsors a retirement plan intended to be qualified under
Section 401(k) of the Internal Revenue Code of 1986, as amended. All employees over age 21, other than non-resident aliens, are eligible to participate in the plan. Employees may contribute to the plan on a tax-deferred basis up to 15% of their total salary. Under the plan, the Company makes matching contributions on each employee's behalf, up to a maximum of 5% of each employee's total salary through January 1, 1998 and 1% thereafter. As of June 30, 2000, 80 employees had elected to participate in the plan. For the fiscal year ended June 30, 2000, the Company contributed $24,000 to the plan. See the "Summary Compensation Table" above for additional information.

COMPENSATION COMMITTEE REPORT

         Compensation for the Company's key executives is determined by the Compensation Committee of the Board of Directors. Salaries, bonuses and other compensation of the Company's key executives are based upon profitability, enrollment levels of the Company's clients, including OmniCare-MI and OmniCare-TN, revenue growth, return on equity and market share.

         The Committee believes that compensation of the Company's key executives should be sufficient to attract and retain highly qualified personnel and also provide meaningful incentives for measurable superior performance. During fiscal year 2000, the Company's executive compensation included a base salary and bonus. Based upon available data, the Company believes the base salaries of its executives were set at the levels of comparable companies in its line of business.

         The Compensation Committee is comprised of Ms. Gorham (Chairwoman), Mr. Fitzgerald, Dr. Harris and Mr. Moten; in addition, Mr. Brooks, Chairman of the Board of the Company, and Mr. Moses, President and Chief Executive Officer of the Company, are ex officio members of the Compensation Committee. Messrs. Brooks and Moses do not participate in Compensation Committee meetings during which their own compensation is considered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The ownership, operation and management of the Company involve various potential conflicts of interest, including the relationships and transactions described below. Management of the Company believes that these agreements and transactions have been on terms which are as fair to the Company as could have been obtained from unaffiliated parties.

         MANAGEMENT AGREEMENTS. The Company's management agreements with its managed plans, OmniCare-MI and OmniCare-TN, were negotiated between related entities. However, such management agreements were reviewed, revised and approved by each plan's Board. Future evaluation of the Company's activities under the OmniCare-MI management agreement is made by a Management Review Committee comprised of independent members of OmniCare-MI's Board. No Board member of OmniCare-MI with any interest in the Company is permitted to sit on the Management Review Committee. There presently is not a comparable committee which reviews the Company's performance under the management agreement with OmniCare-TN, an HMO which is 75%-owned by the Company through its wholly-owned subsidiary, United American of Tennessee, Inc.

         COMMON OFFICERS AND DIRECTORS. As indicated in the chart below, certain officers and Directors of the Company are also officers or members of the Board of Trustees or Board of Directors of OmniCare-MI (which is not a subsidiary of the Company) or OmniCare-TN (which is 75% owned by the Company through its wholly owned subsidiary, United American of Tennessee, Inc.). Consequently, such individuals are likely to influence the operation of the Company and negotiations and arrangements between the Company and these entities, including the negotiation of and operation under the respective management agreements. Conflicts of interest may arise relating to matters that are presented to the Company's Board of Directors for consideration and with respect to which the Company and OmniCare-MI or OmniCare-TN may have differing interests, including matters relating to the management agreements.

        NAME                               COMPANY                     OMNICARE-MI               OMNICARE-TN
============================================================================================================
William C. Brooks . . . . . . . . . Chairman of the                       --                         Director
                                    Board, Director

Gregory H. Moses, Jr. . . . . . . . President, CEO, COO,          President, CEO, Trustee            President,
                                    Director                                                         Director

Anita C. R. Gorham . . . . . . . .  Secretary, Director           Trustee                               --

Harcourt G. Harris, M.D. . . . . .  First Vice Chairman           Chairman of the Board,                --
                                    Of the Board, Director        Trustee

William B. Fitzgerald . . . . . ..  Second Vice Chairman          Vice Chairman of the Board,           --
                                    of the Board, Director        Trustee

Julius V. Combs, M.D. . . . . . ..  Director                      Chairman Emeritus, Trustee            --

         HEALTH INSURANCE BENEFITS FOR COMPANY EMPLOYEES. Health care benefits for some employees of the Company are provided through OmniCare-MI. For the fiscal year ended June 30, 2000, the Company paid premiums of approximately $600,000 for such benefits.


           II. PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company, upon the recommendation of the Board's Audit Committee, has appointed KPMG LLP as independent auditors of the Company for its fiscal year ending June 30, 2001. The Board seeks to have the shareholders ratify the appointment of KPMG LLP.

         KPMG LLP (formerly known as KPMG Peat Marwick LLP) has served as independent auditors of the Company since January 12, 1998. Previously, the Company and most of its subsidiaries had been audited by Grant Thornton LLP, while OmniCare-TN had been audited by Ernst & Young LLP and the subsidiary, UltraMedix Healthcare System, Inc., had been audited by KPMG Peat Marwick LLP. A representative of KPMG LLP is expected to be present at the 2000 Annual Meeting to make a statement, if requested, and be available to respond to questions with respect to the 2000 audit.

         The Board of Directors considers KPMG LLP to be well qualified to serve as the independent auditors for the Company. If the appointment of KPMG LLP is not ratified by the shareholders, the Board of Directors may appoint other independent auditors based upon the recommendation of the Audit Committee.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.


                             III. OTHER INFORMATION

EXPENSES OF SOLICITATION

         The cost of this solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its Directors, officers and employees. In addition, the Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to aid in the solicitation of proxies from brokers, banks, other nominees and institutional holders at a fee not to exceed $4,000 plus out-of-pocket expenses. The Company will reimburse brokers or other nominees and institutional holders for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it at any time before it is voted.

STOCK PERFORMANCE CHART

         The following graph compares the cumulative total return for the previous five fiscal years on a $100 investment on June 30, 1995 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Peer Group Index. The graph assumes reinvestment of dividends, if any.

           COMPARISON OF CUMULATIVE TOTAL RETURN FOR FIVE-YEAR PERIOD


          United American Healthcare            S&P 500              Peer Group
6/30/95                      $100.00            $100.00                 $100.00
6/30/96                        60.00             126.00                  122.28
6/30/97                        34.29             169.73                  140.59
6/30/98                         6.79             220.92                  128.39
6/30/99                         7.50             271.19                  112.09
6/30/00                         2.86             290.85                  135.25

         The Peer Group Index is more representative of the Company's segment of the healthcare industry than the broader Standard & Poor's 500 Stock Index. The Peer Group includes the following HMOs and HMO-management companies: Coventry Health Care, Inc., Foundation Health Systems, Inc., Maxicare Health Plans, Inc., Mid Atlantic Medical Services, Inc., Sierra Health Services, Inc., Pacificare Health Systems, Inc., Oxford Health Plans, Inc., United Wisconsin Services, UnitedHealth Group, Inc., WellCare Management Group and SunStar Healthcare, Inc.

2001 ANNUAL MEETING

         A shareholder proposal which is intended to be presented at the 2001 Annual Meeting of the Shareholders must be received by the Company at its principal executive offices by July 10, 2001.

                                             By Order of the Board of Directors


                                             Anita C. R. Gorham, Secretary
Dated: October 30, 2000

           PROXY                                               PROXY
                     UNITED AMERICAN HEALTHCARE CORPORATION

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNITED
                        AMERICAN HEALTHCARE CORPORATION

   The undersigned hereby appoints William C. Brooks and Gregory H. Moses, Jr., and each of them, with full power of substitution, to vote all shares of common stock of United American Healthcare Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 15, 2000 and at any and all adjournments thereof.

   IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED ON THE REVERSE SIDE AND FOR APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS, AND, EXCEPT AS SPECIFIED TO THE CONTRARY, THE UNDERSIGNED AUTHORIZES THE PROXIES TO EXERCISE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                 (Continued and to be signed on reverse side.)

                     UNITED AMERICAN HEALTHCARE CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/




[                                                                                                                                 ]

1.  ELECTION OF 4 DIRECTORS:                             For  Withhold  For All
    Nominees:                                            All     All    Except Nominee(s) Written Below.
    01 William B. Fitzgerald   02 Darrel W. Francis
    03 Tom A. Goss             04 Emmett S. Moten, Jr.   / /     / /      / /     ________________________________________________

                                                                                                                For Against Abstain
                                                                                  2.  Approval of Appointment   / /   / /     / /
                                                                                      of Independent Auditors


                                                                                               Dated_______________________, 2000

                                                                                               __________________________________
                                                                                               Signature

                                                                                               __________________________________
                                                                                               Signature

                                                                                               Please sign exactly as your name
                                                                                               appears hereon. When signing as
                                                                                               attorney, executor, personal
                                                                                               representative, administrator or
                                                                                               guardian, please give your full
                                                                                               title as such.  If shares are held
                                                                                               in the name of more than one person,
                                                                                               each person must sign the Proxy.
                                                                                               If a corporation, please sign in
                                                                                               full corporate name by President
                                                                                               or other authorized officer. If
                                                                                               a partnership, please sign in
                                                                                               partnership name by authorized
                                                                                               person.

____________________________________________________________________________________________________________________________________
                                             /\         FOLD AND DETACH HERE         /\

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM
                     PROMPTLY USING THE ENCLOSED ENVELOPE.